As filed with the Securities and Exchange Commission on July 1, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Gray Television, Inc.
(Exact name of Registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0285030 (I.R.S. Employer Identification No.)

4370 Peachtree Road, N.E. Atlanta, Georgia (Address of principal executive offices)	30319 (Zip Code)
Gray Television Inc. Employee Stock Purchase Plan
(Full title of the plan)
James C. Ryan
Gray Television, Inc.
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
(404) 504-9828
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Neal H. Ray, Esq.
Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308
(404) 885-3268
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
Title of each class of	Amount to be	offering price per	maximum aggregate	Amount of
securities to be registered	registered(1)	share(2)	offering price(2)	registration fee
Common Stock, no par value per share	600,000 shares	$0.57	$342,000	$19.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of $0.65 and $0.48 per share for the Common Stock on June 26, 2009.

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Part II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

Explanatory Statement
     Gray Television, Inc. (the “Company”) filed with the Securities and Exchange Commission the following Registration Statements on Form S-8 relating to shares of the Company’s common stock (the “Common Stock”), to be offered and sold under the Gray Television Inc. Employee Stock Purchase Plan (the “Plan”) and the contents of such prior Registration Statements are incorporated by reference in this Registration Statement: (1) Registration Statement on Form S-8 filed on July 2, 2004 (File No. 333-106751) and (2) Registration Statement on Form S-8 filed on July 9, 2004 (File No. 333-117248) (collectively, the “Plan Registration Statements”). The Company is hereby registering an additional 600,000 shares available for issuance under the Plan. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Plan Registration Statements are hereby incorporated by reference herein.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:
(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 31, 2009;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 8, 2009; and

(c)	the description of the Company’s common stock contained in the Registration Statement on Form 8-A, filed with the Commission on September 13, 1996, including any amendment or report filed to update such description.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP
23.1	Consent of McGladrey & Pullen, LLP
23.3	Consent of Troutman Sanders LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (contained on the signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 1st day of July, 2009.

GRAY TELEVISION, INC.
By:	/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.
Vice Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

William E. Mayher, III	Chairman of the Board of Directors

/s/ Hilton H. Howell, Jr. Hilton H. Howell, Jr.	Vice Chairman, Chief Executive Officer and Director (principal executive officer)	July 1, 2009

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	President, Chief Operating Officer, Director	July 1, 2009

/s/ James C. Ryan James C. Ryan	Senior Vice President and Chief Financial Officer (principal financial officer)	July 1, 2009

/s/ Jackson S. Cowart, IV Jackson S. Cowart, IV	Chief Accounting Officer (principal accounting officer)	July 1, 2009

Signature	Title	Date

/s/ J. Mack Robinson J. Mack Robinson	Director	July 1, 2009

/s/ Richer L. Boger Richard L. Boger	Director	July 1, 2009

/s/ Ray M. Deaver Ray M. Deaver	Director	July 1, 2009

/s/ T.L. Elder T.L. Elder	Director	July 1, 2009

Zell B. Miller	Director

/s/ Howell W. Newton Howell W. Newton	Director	July 1, 2009

/s/ Hugh Norton Hugh Norton	Director	July 1, 2009

Harriett J. Robinson	Director

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of McGladrey & Pullen, LLP

5